EXHIBIT 1.1

BP CANADA FINANCE COMPANY

PURCHASE AGREEMENT STANDARD PROVISIONS

(2002-A Edition)

From time to time, BP Canada Finance Company incorporated under the laws of Nova Scotia (the “Company”), may enter into one or more purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein (each a “Purchaser”). The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (each a “Purchase Agreement”). The Purchase Agreement relating to any particular sale of Offered Securities, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in such Purchase Agreement are used herein as therein defined.

I.

The Company proposes to issue debt securities (the “Securities”) from time to time pursuant to the provisions of an Indenture to be entered into among the Company, BP p.l.c. (the “Guarantor”) and JPMorgan Chase Bank, as Trustee, on the Closing Date (as defined below). Pursuant to the Indenture, the Guarantor will guarantee payment of the principal of (and premium, if any) and interest on the Securities. The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices and redemption and other terms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus relating to the Securities and has filed with the Commission, or transmitted to the Commission for filing (or will promptly after the sale so file) a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Act”). The term Registration Statement means the registration statement as amended to the date of the Purchase Agreement (including information deemed to be a part thereof by reason of Rule 430A(b) under the Act). The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus” and “preliminary prospectus” shall include in each case the material, if any, incorporated by reference therein.

Each Purchaser undertakes that (i) in connection with the distribution of the Offered Securities which have a maturity of one year or more and which are to be admitted to the Official List of the U.K. Listing Authority, it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to admission of such securities to listing in accordance with Part VI of the Financial Services and Markets Act 2000 (the “FSMA”), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the FSMA; (ii) in connection with the distribution of Offered Securities which have a maturity of one year or more and which are not to be admitted to the Official List of the U.K. Listing Authority, it has not offered or sold and, prior to the date six months after the date of issuance of the Offered Securities, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iv) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantor.

Each Purchaser acknowledges and agrees that

(a) the Offered Securities have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof; and

(b) the Purchasers have not offered or sold and will not offer, sell or deliver any Offered Securities, directly or indirectly, in Canada or to, or for the benefit of, any resident thereof except pursuant to available exemptions from applicable Canadian, provincial or territorial securities laws.

II.

If a Purchaser advises the Company and the Guarantor in the Purchase Agreement that it intends to resell the Offered Securities, the Company and the Guarantor will provide assistance as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Articles V, VI, and VII of this Agreement will apply only to a Purchaser giving advice in accordance herewith (the “Reselling Purchaser”).

III.

Payment for the Offered Securities shall be made by wire transfer or by certified or official bank check or checks payable to the order of the Company in immediately available Federal funds or in New York Clearing House funds as agreed to by the parties and at the time and place set forth in the Purchase Agreement, upon delivery to the Purchaser of the Offered Securities registered in such names and in such denominations as the Purchaser shall request in writing not less than one full business day prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the Closing Date.

IV.

The obligations of the Purchaser hereunder are subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Guarantor and its subsidiaries taken as a whole from that set forth in the Registration Statement and the Prospectus; and the Purchaser shall have received, on the Closing Date, certificates dated the Closing Date and signed by officers of the Company and the Guarantor or other duly authorized persons, to the foregoing effect. The officers or other persons making such certificates may each rely upon the best of their knowledge as to proceedings pending or threatened.

(b) The Purchaser shall have received on the Closing Date an opinion of Senior Legal Counsel of BP Canada Energy Company, or other Canadian counsel to the Company reasonably satisfactory to the Purchaser, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(c) The Purchaser shall have received on the Closing Date an opinion of the Group General Counsel of the Guarantor or other United Kingdom counsel reasonably satisfactory to the Purchaser, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(d) The Purchaser shall have received on the Closing Date an opinion of Sullivan & Cromwell, United States counsel to the Company and the Guarantor, dated the Closing Date, to the effect set forth in Exhibit C hereto.

(e) The Purchaser shall have received on the Closing Date an opinion of counsel for the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

(f) The Purchaser shall have received on the Closing Date a letter from the independent auditors of the Guarantor, dated the Closing Date, to the effect set forth in Exhibit D hereto.

(g) No downgrading shall have occurred in the rating accorded the Guarantor’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor’s debt securities.

(h) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further available information and certificates as the Purchaser may reasonably request.

V.

In further consideration of the agreements contained herein of any Reselling Purchaser, the Company and the Guarantor covenant to such Reselling Purchaser as follows:

(a) To furnish the Reselling Purchaser, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Reselling Purchaser may reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents or reports filed or made by the Guarantor with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are deemed to be incorporated by reference in the Prospectus.

(b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Reselling Purchaser a copy of each such proposed amendment or supplement.

(c) If, during such period after the first date of reselling of the Offered Securities as in the opinion of counsel for the Reselling Purchaser the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Reselling Purchaser, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with law.

(d) To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States of America as the Reselling Purchaser shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions in the United States of America as the Reselling Purchaser may designate.

(e) To make generally available to the Company’s and the Guarantor’s security holders, as soon as reasonably practicable, a consolidated earning statement of the Guarantor and its subsidiaries covering a twelve month period beginning after the date of this Agreement and ending at the end of a fiscal quarter which shall satisfy the provisions of Section 11(a) of the Act (including Rule 158 thereunder).

(f) During the period beginning on the date of this Agreement and terminating after the number of days, if any, indicated under “Restriction on Additional Sales” in the Purchase Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Reselling Purchaser.

VI.

The Company and the Guarantor jointly and severally represent and warrant to each Reselling Purchaser that (i) each document or report, if any, filed or made or to be filed or made pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when filed or made or will comply when so filed or made in all material respects with such act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents and reports incorporated by reference therein) filed with the Commission pursuant to the Act relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Act complied when so filed in all material respects with such act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company or the Guarantor in writing by any Reselling Purchaser expressly for use therein.

The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article V hereof and as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein, provided, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Reselling Purchaser (or to the benefit of any person controlling such Reselling Purchaser) from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities if a copy of the Prospectus had not been sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person and such Prospectus would have cured such deficiency in the preliminary prospectus.

Each Reselling Purchaser severally agrees to indemnify and hold harmless the Company and the Guarantor, their directors, their officers who sign the Registration Statement and any person controlling the Company or the Guarantor to the same extent as the foregoing indemnity from the Company and the Guarantor to each Reselling Purchaser, but only with reference to information relating to such Reselling Purchaser furnished in writing by such Reselling Purchaser expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such other person (the “indemnified party”) shall promptly notify the person or persons against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Reselling Purchaser in the case of parties indemnified pursuant to the second preceding paragraph and by the Company or the Guarantor in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VI is unavailable to an indemnified party other than as a result of the proviso to the second paragraph of Article VI or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total commissions, if any, received by the Reselling Purchaser in respect thereof. If there are no commissions allowed or paid by the Company or the Guarantor to the Reselling Purchaser in respect of the Offered Securities, the relative benefits received by the Reselling Purchaser in the preceding sentence shall be the difference between the price received by such Reselling Purchaser upon resale of the Offered Securities and the price paid for such Offered Securities pursuant to the Purchase Agreement. The relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Reselling Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Reselling Purchaser agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities resold to the public by such Reselling Purchaser were offered to the public exceeds the amount of any damages which such Reselling Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company and the Guarantor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the Offered Securities.

Each of the Company and the Guarantor agrees that any legal suit, action or proceeding brought by any Reselling Purchaser to enforce the indemnity agreements contained in this Article VI may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each of the Company and the Guarantor has designated and appointed BP America Inc. (or any successor corporation) as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 667 Madison Avenue, 22nd Floor, New York, New York, 10021, attention of the General Counsel (or such other address in the Borough of Manhattan, The City of New York, as the Company or the Guarantor may designate by written notice to you) and written notice of said service to the Company, mailed or delivered to it, at 240-4th Avenue, S.W., Calgary, Alberta, Canada, T2P 4H4, Attention: Secretary, and to the Guarantor, mailed or delivered to it, at Britannic House, 1 Finsbury Circus, London EC2M 7BA, England, attention of the Group Treasurer, shall be deemed in every respect effective service of process upon the Company and the Guarantor in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company and the Guarantor, whether or not the Company or the Guarantor shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon them according to the laws governing the validity and requirements of such service in such State, and each waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the principal of and interest on the Offered Securities and all other sums owing by the Company or the Guarantor to holders of the Offered Securities in accordance with the provisions of the Offered Securities and the Indenture have been paid in full by the Company or the Guarantor in accordance with the provisions thereof. Each of the Company and the Guarantor agrees to take all action as may be necessary to continue the designation and appointment of BP America Inc. or any successor corporation in full force and effect so that the Company and the Guarantor shall at all times have an agent for service of process for the above purposes in the Borough of Manhattan, The City of New York, New York, United States of America.

VII.

This Agreement shall be subject to termination in the absolute discretion of any Reselling Purchaser, by notice given to the Company and the Guarantor, if prior to the Closing Date (i) trading in securities generally or trading in the Guarantor’s securities on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services within the United States shall have occurred or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Reselling Purchaser, impracticable to resell the Offered Securities.

VIII.

If this Agreement shall be terminated by the Purchaser because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company or the Guarantor will reimburse the Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchaser in connection with the Offered Securities.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT A

You shall have received on and as of the Closing Date a favorable opinion of Senior Legal Counsel of BP Canada Energy Company, or other counsel to the Company reasonably satisfactory to you, to the effect that (i) the Company has been duly incorporated and is an existing corporation under the laws of Nova Scotia; (ii) the Purchase Agreement and the Indenture have been duly authorized, executed and delivered by the Company and the Indenture constitutes a valid, binding and enforceable obligation of the Company; (iii) the Offered Securities have been duly authorized and, when executed in accordance with the terms of the Indenture and authenticated and delivered to and paid for by the Purchaser pursuant to the Purchase Agreement, will constitute valid and legally binding obligations of the Company; (iv) the execution and delivery of the Purchase Agreement and the Indenture by the Company and the performance of the terms and provisions thereof and the issuance of the Offered Securities in accordance with the Indenture and sale of the Offered Securities by the Company to the Purchaser pursuant to the Purchase Agreement do not, and will not, conflict with or result in an breach of any of the current terms or provisions of any law of Nova Scotia, or the Memorandum or Articles of Association of the Company or any of the terms or provisions of any indenture, mortgage or any agreement or instrument known to such counsel by which the Company is bound; (v) no consent, approval, authorization or order of, or filing with, any authority in Canada is legally required by the Company for the execution of the Indenture or the Purchase Agreement and the performance of the terms and provisions thereof or the issuance of the Offered Securities in accordance with the Indenture and the sale of the Offered Securities by the Company to the Purchaser pursuant to the Purchase Agreement; (vi) a court of competent jurisdiction in the Province of Alberta (a “Canadian Court”) would give effect to the choice of New York law as the proper law governing the Indenture, the Purchase Agreement and the Offered Securities, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is currently applied by a Canadian Court. To my knowledge, there are no reasons under the laws of the Province of Alberta or the federal laws of Canada applicable therein for avoiding the choice of New York law to govern the Indenture, the Purchase Agreement and the Offered Securities; (vii) if the Indenture, the Purchase Agreement or the Offered Securities are sought to be enforced in the Province of Alberta in accordance with the laws applicable thereto as chosen by the parties, namely New York law, a Canadian Court would, subject to paragraph (vi) above and to the extent specifically pleaded and proved as a fact by expert evidence, apply such law to all issues that under the conflict of laws rules of the Province of Alberta are to be determined in accordance with the proper law of a contract, provided that none of the provisions of the Indenture, the Purchase Agreement or the Offered Securities, or of New York law, are contrary to public policy as that term is currently applied by a Canadian Court; provided that there has been no prior judgment which supports a valid defence of res judicata; and provided that, in matters of procedure, the laws of the Province of Alberta will be applied, including the Limitations Act (Alberta), and a Canadian Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is currently applied by a Canadian Court, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere. To my knowledge, there are no reasons under the laws of the Province of Alberta or the federal laws of Canada applicable therein and no reasons, to my knowledge, with respect to the application of New York law by a Canadian Court, for avoiding enforcement of the Indenture, the Purchase Agreement or the Offered Securities, based on public policy, as that term is currently applied by a Canadian Court; (viii) in an action on a final and conclusive judgment for a fixed sum of money of any federal or state court in the State of New York (a “New York Court”) that is not impeachable as void or voidable under New York law, a Canadian Court (A) would not refuse to recognize the jurisdiction of the court rendering such judgment on the basis of process being served on BP America Inc., as the agent of BP Canada to receive service of process in the United States under the Indenture and the Purchase Agreement, provided BP

Canada has not purported to revoke the appointment or BP America Inc. has not terminated the agency or otherwise rendered service on it ineffective and (B) would give effect to the provisions in the Indenture and the Purchase Agreement whereby BP Canada submits to the non-exclusive jurisdiction of a New York Court; and (ix) the laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought in a Canadian Court on a final and conclusive judgment in personam for a fixed sum of money of a New York Court that is subsisting and unsatisfied respecting the enforcement of the Indenture, the Purchase Agreement or the Offered Securities that is not impeachable as void or voidable under New York law for a sum certain if (A) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy as such term is applied by a Canadian Court, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (B) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws or other laws of a public nature; (C) the action to enforce such judgment is commenced within applicable limitation periods; (D) a court rendering such judgment had jurisdiction over BP Canada as recognized by the courts of the Province of Alberta (submission under the provisions of the Indenture, the Purchase Agreement and the Offered Securities to the jurisdiction of a New York Court will be sufficient for this purpose) and BP Canada was properly served in the action leading to such judgment; and (E) no new admissible evidence relevant to the action is discovered prior to rendering of judgment by the court in the Province of Alberta. In my opinion, there are no reasons under the laws of the Province of Alberta or the federal laws of Canada applicable therein for avoiding recognition of judgments of a New York Court under the Indenture, the Purchase Agreement of the Offered Securities based on public policy, as that term is currently applied by a Canadian Court.

In giving the foregoing opinion, such counsel may state that such counsel has made no investigation of the laws of any jurisdiction other than Alberta, Nova Scotia and the laws of Canada applicable therein, and that such counsel’s opinion is confined to matters of Alberta and Nova Scotia law and to the extent that such counsel’s opinion involves matters governed by the laws of the United States or the State of New York, that such counsel has relied exclusively on the opinion of United States counsel to the Company and the Guarantor. Such counsel further may state that opinions are subject to the following: (i) the effects of any applicable bankruptcy, winding-up, liquidation, insolvency, fraudulent preference, re-organization, moratorium or any other laws affecting the enforcement of creditors’ rights and remedies generally, including, without limitation, the applicable provisions of the Bankruptcy and Insolvency Act (Canada), Winding-Up and Restructuring Act (Canada) and the Companies’ Creditors Arrangement Act (Canada); (ii) general principles of equity which may apply to any proceeding including, without limitation, the powers of the court to stay proceedings before them, to stay the execution of judgments and to relieve from the consequences of default and the discretion of a court to review or limit the recovery of legal fees or other expenses; (iii) equitable remedies, such as specific performance and injunctive relief, may only be available in the discretion of the court and accordingly may not be available as a remedy in any particular circumstance; (iv) claims becoming barred under laws regarding limitation of actions; (v) the Judgment Interest Act (Alberta) limits interest on a judgment debt; (vi) the Currency Act (Canada) precludes a court in Canada from giving a judgment in any currency other than Canadian currency; (vii) I express no opinion on any provision governing the Offered Securities which may provide or have the effect of providing for a higher rate of interest after than before default or for the payment of rates and/or fees which may exceed the “criminal interest rate” provisions of the Criminal Code (Canada); and (viii) enforceability of rights of indemnity may be limited to the extent that any such indemnity is found by a court to indemnify a party against the consequences of an unlawful act or is found to constitute a penalty or be against public policy.

Finally, such counsel may state that the opinion is addressed to the Purchaser on the understanding that it may transmit copies thereof to the Trustee who may rely upon it in connection with the issue and sale of the Offered Securities as if it had been addressed and transmitted directly to it, but to no other person and for no other purpose. It may not be quoted or referred to in any public document or filed with any government agency or other person without such counsel’s consent.

EXHIBIT B

You shall have received on and as of the Closing Date a favorable opinion of the Group General Counsel of the Guarantor, or other counsel reasonably satisfactory to you, to the effect that (and subject to the qualifications described below) (i) the Guarantor has been duly incorporated and is validly existing as a company under the laws of England and Wales; (ii) the Purchase Agreement, the Indenture, the Guarantees and the execution thereof have been duly authorized by the Guarantor; the Guarantees have been duly executed and delivered by the Guarantor and, upon the due execution, authentication and delivery of the Offered Securities by the Company, such Guarantees will be valid, binding and enforceable obligations of the Guarantor; (iii) the Purchase Agreement and the Indenture have been duly executed and delivered by the Guarantor and the Indenture constitutes a valid, binding and enforceable obligation of the Guarantor; (iv) the execution and delivery of the Purchase Agreement, the Indenture and the Guarantees by the Guarantor and the performance of the terms and provisions thereof do not, and will not, conflict with or result in a breach of any of the current terms or provisions of any law of England, or of the Memorandum of Association or the Articles of Association of the Guarantor or any of the terms or provisions of any indenture, mortgage or any agreement or instrument known to such counsel by which the Guarantor is bound, except that such counsel need express no opinion as to compliance or otherwise with the financial limitations on borrowings or the giving of guarantees by the Guarantor contained therein; (v) no consent, approval, authorization or order of, or filing with any authority in the United Kingdom is legally required by the Guarantor for the execution of the Indenture, the Purchase Agreement or the Guarantees and the performance of the terms and provisions thereof; (vi) the submission to jurisdiction and consent to service of process contained in the Purchase Agreement and the Indenture are, under the laws of England, valid and sufficient, if notice is duly given to the Guarantor as provided therein, to confer personal jurisdiction over the Guarantor in respect of any legal suit, action or proceeding brought by any Purchaser to enforce the indemnity agreements contained in Article VI of the Purchase Agreement or any legal suit, action or proceeding brought under the Indenture with respect to the Offered Securities instituted in any State or Federal court in the Borough of Manhattan, The City of New York, the State of New York, United States of America, and, under the laws of England currently in force and under current practice in England as of such date, any final and conclusive judgment rendered in any such action or proceeding (a “United States judgment”) would be enforced by the English courts without a retrial or re-examination of the matters thereby adjudicated upon; (vii) the Guarantees rank equally and ratably, without priority by reason of date of issue, currency of payment or otherwise, with all other unsecured and unsubordinated Debt (as defined in the Indenture) of the Guarantor outstanding at the date hereof (except on a winding-up, or in a receivership, for certain claims which are accorded priority by statute in the United Kingdom); and (viii) such counsel does not believe that the Registration Statement, as of its effective date, or the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such opinion may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except for those made under the caption “Description of Debt Securities and Guarantees” insofar as they relate to provisions of documents therein described; and that such counsel does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus, or as to the statement of the eligibility of the Trustee under the Indenture.

Such counsel may state that the opinion is subject to the following qualifications: (i) an English court may refuse to give effect to the provisions of the indemnity agreements contained in, inter alia, Sections 514 and 607 of the Indenture in respect of the costs of unsuccessful litigation brought before an English court or where the court itself has made an order for costs; and (ii) any certificate or

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determination of any party to the Purchase Agreement, the Indenture or, as the case may be, the Guarantees as to any matter provided for in such deed or document might not be held by an English court to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

In giving the opinion, such counsel may state that such counsel (a) has assumed the due authorization, execution and delivery of the Indenture and (b) has made no investigation of the laws of any country other than England, and that such counsel’s opinion is confined to matters of English law and to the extent that such counsel’s opinion involves matters governed by the laws of the United States or the State of New York, that such counsel has relied exclusively on the opinion of United States counsel to the Company and the Guarantor. Such counsel further may state that the term “enforceable” as used in such opinion means that the obligations assumed by the relevant party under the relevant document are a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)  enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization and other laws of general application relating to or affecting the rights of creditors;

(b)  enforcement may be limited by general principles of equity — for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

(c)  claims may become barred under the Limitation Acts or may be or become subject to defenses of set-off or counterclaim;

(d)  where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction.

In addition such counsel may state that (a) a United States judgment would not be enforced by the English Courts without a retrial or re-examination if such judgment was obtained by fraud or in a manner opposed to natural justice or if the enforcement thereof were contrary to United Kingdom public policy; and (b) in any proceedings to enforce in an English Court a foreign judgment (including a United States judgment) it is open to the defendant to raise any counter-claim which the defendant could have brought if the action had originally been brought in England unless the subject of the counter-claim was in issue and decided in the foreign proceedings.

Finally, such counsel may state that the opinion is addressed to the Purchaser on the understanding that it may transmit copies thereof to the Trustee who may rely upon it in connection with the issue and sale of the Offered Securities as if it had been addressed and transmitted directly to it, but to no other person and for no other purpose. It may not be quoted or referred to in any public document or filed with any government agency or other person without such counsel’s consent.

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EXHIBIT C

You shall have received on and as of the Closing Date a favorable opinion of Sullivan & Cromwell, United States counsel to the Company and the Guarantor, to the effect that (i) assuming that the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, the Indenture constitutes a valid and legally binding obligation of the Company and the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”); (ii) assuming that the Offered Securities have been duly authorized, the Offered Securities will, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchaser pursuant to the Purchase Agreement, constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles; (iii) assuming that the Guarantees of the Guarantor endorsed on the Offered Securities have been duly authorized, executed and delivered by the Guarantor, upon due execution, authentication and delivery of the Offered Securities, the Guarantees will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles; (iv) the execution and delivery of the Purchase Agreement by the Company and the Guarantor, the execution and delivery of the Indenture by the Company and the Guarantor and the issuance of the Offered Securities in accordance with the Indenture and the execution of the Guarantees by the Guarantor and the sale of Offered Securities by the Company to the Purchaser pursuant to the Purchase Agreement do not violate any Federal law of the United States or law of the State of New York, except that such counsel may state that for purposes of this opinion such counsel expresses no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws, the Employment Retirement Income Security Act of 1974 and related laws, and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations; (v) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or the Guarantor under the Federal laws of the United States and the laws of the State of New York for the execution of the Indenture by the Company and the Guarantor, the issuance of the Offered Securities in accordance with the Indenture and the execution of the Guarantees by the Guarantor and sale of the Offered Securities by the Company to the Purchaser pursuant to the Purchase Agreement have been obtained or made, except that such counsel may state that for purposes of this opinion such counsel expresses no opinion with respect to state securities laws; (vi) the Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended; and (vii) the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; and nothing that came to such counsel’s attention in the course of their review of the Registration Statement and Prospectus has caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except for those made under the

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caption “Description of Debt Securities and Guarantees” insofar as they relate to provisions of documents therein described; and that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus, or as to the statement of the eligibility of the Trustee under the Indenture.

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EXHIBIT D

1.	We are independent auditors with respect to BP within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission.

2.
In our opinion, the consolidated financial statements and financial statement schedule audited by us and included in BP’s Annual Report on Form 20-F for the year ended at December 31,          and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission.

3.
We have also audited the consolidated balance sheets of BP Group as of December 31,          and the related consolidated statements of income, total recognized gains and losses, changes in BP shareholders’ interest and cash flows for the year ended December 31,          , which have been prepared in accordance with United Kingdom generally accepted accounting practice, have been approved by a duly appointed and authorized committee of the Board of Directors[, but not yet delivered to the UK Registrar of Companies nor filed with the Commission]. Our report on the financial statements for the year ended December 31,              was unqualified.

4.
[If applicable— We have audited the consolidated balance sheet of [include any BP entity whose financials are incorporated by reference in the Registration Statement/ Prospectus] as of December 31,          and the related consolidated statement of income, shareholders’ equity and cash flows for the year then ended included in BP’s Form 6-K dated                   ,          incorporated by reference in the Registration Statement. In our opinion, except for the fact that these financial statements presented are only for one year, these financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission.]

5.
We have not audited any financial statements of the BP Group as of any date or for any period subsequent to December 31,         . The purpose (and therefore the scope) of our audit for the years ended December 31,          and          was to enable us to express our opinion on the consolidated financial statements as of December 31,          and          , and for the years then ended, but not on any consolidated financial statements for any interim period within those years. Therefore, we are unable to express and do not express an opinion on: the unaudited consolidated balance sheets at [insert dates of interim financials since most recent audited financials], the unaudited consolidated statements of income for the [adjust to reflect interim financials since most recent audited financials— three-month periods ended March 31,          and          , the six-month periods ended June 30,          and          and the nine-month periods ended September 30,          and              or the unaudited consolidated statements of cash flows for the three-month periods ended March 31,          and              , the six-month periods ended June 30,          and          and the nine-month periods ended September 30,          and         ] all incorporated by reference in the Registration Statement from BP’s Quarterly Reports on Form 6-K for the quarters ended [insert dates of interim financials since most recent audited financials]; or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31,             .

6.
For the purposes of this letter we have read the          and          minutes of the meetings of the Board of Directors and the committees of the Board of BP to                       ,          , officials of BP having advised us that all minutes of meetings held to that date have been made available to us. These minutes include the draft minutes of the meeting of the Audit Committee held on                           ,            ,

the Board of Directors held on                          ,             , the Chairman’s Committee held on                          ,              and the Results Committee held on                          ,             . The draft minutes have been prepared by the office of the Company Secretary but have not yet been adopted by the Board of Directors or committees in accordance with normal practice in the United Kingdom.

We have carried out other procedures to , , as follows (our work did not extend to the period from , to , inclusive). With respect to the -month period ended , , we have:

a.
performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 71, Interim Financial Information, on the unaudited balance sheet at                          ,              and the unaudited statement of income and statement of cash flows for the             -month periods ended                          ,              and             , incorporated by reference in the Registration Statement, officials of BP having advised us that no such financial statements as of any date or for any period subsequent to December 31,              were available; and

b.
inquired of certain officials of BP who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to under 5a comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission.

The foregoing procedures do not constitute an audit conducted in accordance with United Kingdom auditing standards or United States generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

7.	Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

a.
any material modifications should be made to the unaudited financial statements described in 6a above incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United Kingdom; or

b.
the unaudited consolidated financial statements described in 6a above do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission.

8.
As mentioned in 6a above, officials of BP have advised us that no consolidated financial statements of the BP Group as of any date or for any period subsequent to                          ,              are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after                          ,              have, of necessity, been even more limited than those with respect to the periods referred to in 6a above. With respect to the period from                          ,              to                  ,             , we have, at your request, enquired of certain officials of BP who have responsibility for financial and accounting matters as to whether:

a.	at , there was any increase in the consolidated finance debt of BP as compared with the amounts shown on the , consolidated balance sheet incorporated by reference in the Registration Statement; or

b.	at , there was any increase in the share capital account of BP as compared with the amounts shown on the , consolidated balance sheet notes incorporated by reference in the Registration Statement.

On the basis of these enquiries and our reading of the minutes as described in 6 above, nothing came to our attention that caused us to believe that there were any such increases.

9.	At your request, we have:

a.	read the unaudited pro form consolidated statements of income for the year ended December 31, , incorporated by reference in the Registration Statement;

b.	inquired of certain officials of BP who have responsibility for financial and accounting matters as to:

(i) the basis for their determination of the pro forma adjustments; and

(ii) whether the unaudited pro forma consolidated financial statements referred to in 9a comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X; and

c.	proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated financial statements.

The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management’s assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of such procedures for your purposes.

10.
Nothing came to our attention as a result of the procedures specified in paragraph 9, however, that caused us to believe that the unaudited pro forma consolidated income statement referred to in 9a incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro form adjustments have not been properly applied to the historical amounts in the compilation of the unaudited pro forma consolidated income statement. Had we performed additional procedures or had we made an examination of the pro forma consolidated income statement, other matters might have come to our attention that would have been reported to you.

11.
At your request, we have also read the items identified by you on the attached pages of the Registration Statement, the Prospectus, the Prospectus Supplement, the Annual Report on Form 20-F for the year ended December 31,              and the Reports on Form 6-K filed on                          ,              and have performed the following procedures, which were applied as indicated with respect to the symbols explained below. Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph and in paragraph 5 of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transaction such as those enumerated below and, accordingly, we do not express an opinion thereon.

A
Compared the dollar amounts either to the amount in the audited consolidated financial statements described in the introductory paragraph of this letter, or amounts in the consolidated financial statements described in paragraph 3 above, or to amounts in the unaudited financial statements described in paragraph 5 above, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

B
Compared amounts not derived directly from audited or unaudited consolidated financial statements to amounts in BP’s accounting records to the extent such amounts could be compared directly or can be derived from such accounting records and found them to be in agreement, after consideration of rounding or truncating.

C
Compared the amounts not derived directly from audited or unaudited consolidated financial statements, or that could not be compared directly to BP’s accounting records, to analyses prepared by BP from its accounting records or can be derived from such analyses and found them to be in agreement, after consideration of rounding or truncating.

D	Recalculated the percentages or amounts based on the data in the above-mentioned accounting records and analyses and found them to be in agreement, after consideration of rounding and truncating.

12.
It should be understood that we make no representations as to the questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the information identified in 10 above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement, the Prospectus, the Prospectus Supplement, the Annual Report on Form 20-F for the year ended December 31,              and the Reports on Form 6-K filed                          ,          and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

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